                    CONECTIV PROPERTIES AND INVESTMENTS, INC.

                                     B.16.4

                              CERTIFICATE OF MERGER

                              CERTIFICATE OF MERGER

                                       OF

                            DELMARVA SERVICES COMPANY

                             A DELAWARE CORPORATION,

                                  WITH AND INTO

                       DELMARVA CAPITAL INVESTMENTS, INC.

                             A DELAWARE CORPORATION

                  DELMARVA CAPITAL INVESTMENTS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

                  FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

               NAME                                    STATE OF INCORPORATION
               ----                                    ----------------------
Delmarva Services Company                                     Delaware
Delmarva Capital Investments, Inc.                            Delaware

                  SECOND: That an agreement of merger by and between Delmarva Services Company and the Corporation (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations and their respective stockholders in accordance with the requirements of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware (the "GCL"). The sole holder of all of the outstanding capital stock of each of the constituent corporations approved the Merger Agreement by written consent in accordance with Section 228 of the GCL.

                  THIRD: That the surviving corporation shall be Delmarva Capital Investments, Inc., a Delaware corporation (the "Surviving Corporation"), and the name of the Surviving Corporation shall be "Delmarva Capital Investments, Inc."

                  FOURTH: That the article FIRST of the certificate of incorporation of the Surviving Corporation shall be amended to change the name to "Conectiv Properties and Investments, Inc." and said certificate of incorporation and the bylaws of the Corporation as in effect immediately prior to the effective time of the merger shall be the bylaws of the Surviving Corporation.

                  FIFTH: That the executed agreement of merger is on file at an office of the Surviving Corporation. The address of the office of the Surviving Corporation at which a copy of the executed agreement of merger is on file is 800 King Street, Wilmington, Delaware, 19899.

                  SIXTH: That a copy of the agreement of merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

                  SEVENTH: That the effective date and time of the merger shall be 11:59 p.m. on December 31, 2000.

                  IN WITNESS WHEREOF, Delmarva Capital Investments, Inc. has caused this certificate to be signed by its authorized officer this ___ day of December, 2000.

                                        DELMARVA CAPITAL INVESTMENTS, INC.

                                        By: ______________________________
                                            Name:
                                            Title: